Exhibit 3.4


                                     BY-LAWS

                                       OF

                              NOODLE KIDOODLE, INC.
                            (A Delaware Corporation)


                                    ARTICLE I

                                  Stockholders
                                  ------------



               Section 1.     Place of Meetings.  Meetings of stockholders shall
                              -----------------

be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors.


               Section 2.     Annual Meetings.  Annual meetings of stockholders
                              ---------------

shall be held at 10:00 o'clock A.M. on the first Tuesday in July in each year,

or at such other time as the Board of Directors, in its discretion, may determine.  At each annual meeting the stockholders shall elect a Board of

Directors by plurality vote and transact such other business as may be properly brought before the meeting.


               Section 3.     Special Meetings.  Special meetings of the
                              ----------------

stockholders may be called only by the Chairman of the Board, the President,

Vice Chairman or by the Board of Directors.


               Section 4.     Notice of Meetings.  Written notice of each
                              ------------------

meeting of the stockholders stating the place, date and hour of the meeting shall be given by or at the direction of the Board of Directors to each stockholder entitled to vote at the meeting at least ten, but not

























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more than sixty, days prior to the meeting.  Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is called.


               Section 5.     Quorum; Adjournments of Meetings.  The holders of
                              --------------------------------

a majority of the issued and outstanding shares of the capital stock of the

Corporation entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at such meeting; but, if there be less than a quorum, the holders of a majority of the stock so present or represented may adjourn the meeting to another time or place, from time to time, until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice, except as required by law,

and any business may be transacted thereat which might have been transacted at the meeting as originally called.


               Section 6.     Voting.  At any meeting of the stockholders every
                              ------

registered owner of shares entitled to vote may vote in person or by proxy and,

except as otherwise provided by statute, in the Certificate of Incorporation or these By-Laws, shall have one vote for each such share standing in his name on the books of the Corporation.  Except as otherwise required by statute, the

Certificate of Incorporation or these By-Laws, all matters, other than the election of directors, brought before any meeting of the stockholders shall be decided by a vote of a majority in interest of the stockholders of the

Corporation present in person or by proxy at such meeting and voting thereon, a quorum being present.


               Section 7.     Transfer Books.  The transfer books of the stock
                              --------------

of the Corporation may close for such period, not exceeding fifty days, in anticipation of stockholders' meetings as the Board of Directors may determine.

In lieu of closing the transfer books, the Board of Directors may fix a day not more than fifty days prior to the day of holding any meeting of























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stockholders as the day as of which stockholders entitled to notice of and to vote at such meeting shall be determined; and only stockholders of record on such day shall be entitled to notice of or to vote at such meeting.


               Section 8.     Inspectors of Election.  The Board of Directors,
                              ----------------------

or, if the Board shall not have made the appointment, the chairman presiding at any meeting of stockholders, shall have the power to appoint one or more persons to act as inspectors of election at the meeting or any adjournment thereof, but no candidate for the office of director shall be appointed as an inspector at any meeting for the election of directors.


               Section 9.     Chairman of Meetings.  The Chairman of the Board
                              --------------------

or, in his absence, the President shall preside at all meetings of the stockholders.  In the absence of both the Chairman of the Board and the

President, a majority of the members of the Board of Directors present in person at such meeting may appoint any other officer or director to act as Chairman of the meeting.


               Section 10.    Secretary of Meetings.  The Secretary or an
                              ---------------------

Assistant Secretary of the Corporation shall act as secretary of all meetings of the stockholders.  In the absence of the Secretary or an Assistant Secretary,

the chairman of the meeting shall appoint any other person to act as secretary of the meeting.





































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                                   ARTICLE II

                               Board of Directors
                               ------------------


               Section 1.     Number of Directors.  The Board of Directors shall
                              -------------------

consist of nine (9) members; provided, however, that such number may from time to time be increased or decreased by the Board of Directors or by the stockholders.  As provided in the certificate of incorporation, (i) the directors shall be divided into three classes as nearly equal in number as possible, (ii) at each annual meeting directors to replace those whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting and until their successors are chosen; (iii) if the number of directors is changed, any newly created directorship or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible; and (iv) if the number of directors is increased by the Board of Directors and any newly created directorships are filled by the Board there shall be no classification of the additional directors until the next annual meeting of stockholders.  No decrease in the Board shall shorten the term of any incumbent director.


               Section 2.     Nomination of Directors.   Only persons nominated
                              -----------------------

in accordance with the procedures set forth in this Article shall be eligible for election as directors.  Nominations of persons for election to the Board may be made at a meeting of stockholders (i) by or at the direction of the Board of

Directors, or (ii) by any stockholder of the Corporation entitled to vote for the election of directors at such meeting who complies with the notice procedures set forth in this Article.  Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice, in writing, to the Secretary of the Corporation.  To be timely, a stockholder's notice must be delivered to or mailed and























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received at the principal executive offices of the Corporation not less than 30 days nor more than 60 days prior to the date of a meeting; provided, however,
                                                           --------  -------

that if fewer than 40 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the

10th day following the earlier of (i) the day on which such notice of the date of such meeting was mailed, or (ii) the day on which such public disclosure was made.


               A stockholder's notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the Corporation which are beneficially owned by such stockholder and any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities

Exchange Act of 1934, as amended (including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serve as a director if elected); and (ii) as to the stockholder giving the notice (a)

the name and address, as they appear on the Corporation's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominee(s) and (b) the class and number of shares of the

Corporation which are beneficially owned by such stockholder and by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder's notice.


               No person shall be eligible for election as a director of the

Corporation unless nominated in accordance with the procedures set forth in this

Article.  The Chairman of the






















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meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the by-

laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.


               Section 3.     Vacancies.  Whenever any vacancy shall occur in
                              ---------

the Board of Directors by reason of death, resignation, removal, increase in the number of directors or otherwise, it may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, for the balance of the term, or, if the Board has not filled such vacancy, it may be filled by the stockholders.


               Section 4.     First Meeting.  The first meeting of each newly
                              -------------

elected Board of Directors, of which no notice shall be necessary, shall be held immediately following the annual meeting of stockholders or any adjournment thereof at the place the annual meeting of stockholders was held at which such directors were elected, or at such other place as a majority of the members of the newly elected Board who are then present shall determine, for the election or appointment of officers for the ensuing year and the transaction of such other business as may be brought before such meeting.


               Section 5.     Regular Meetings.  Regular meetings of the Board
                              ----------------

of Directors, other than the first meeting, may be held without notice at such times and places as the Board of Directors may from time to time determine.


               Section 6.     Special Meetings.  Special meetings of the Board
                              ----------------

of Directors may be called by order of the Chairman of the Board, the President or any two directors.  Notice of the time and place of each special meeting shall be given by or at the direction of the person or


























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persons calling the meeting by mailing the same at least three days before the meeting or by telephoning, telegraphing or delivering personally the same at least twenty-four hours before the meeting to each director.  Except as otherwise specified in the notice thereof, or as required by statute, the

Certificate of Incorporation or these By-Laws, any and all business may be transacted at any special meeting.


               Section 7.     Place of Conference Call Meeting.  Any meeting at
                              --------------------------------

which one or more of the members of the Board of Directors or of a committee designated by the Board of Directors shall participate by means of conference telephone or similar communications equipment shall be deemed to have been held at the place designated for such meeting, provided that at least one member is at such place while participating in the meeting.


               Section 8.     Organization.  Every meeting of the Board of
                              ------------

Directors shall be presided over by the Chairman of the Board, or, in his absence, the President.  In the absence of the Chairman of the Board and the

President, a presiding officer shall be chosen by a majority of the directors present.  The Secretary of the Corporation shall act as secretary of the meeting, or the presiding officer may appoint any person to act as secretary of the meeting.


               Section 9.     Quorum; Vote.  A majority of the directors then in
                              ------------

office (but in no event less than one-third of the total number of directors)

shall constitute a quorum, for the transaction of business, but less than a quorum may adjourn any meeting to another time or place from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned,

without further notice.  Except as otherwise required by statute, the

Certificate of Incorporation or these By-Laws, all matters coming before any meeting of the Board of























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Directors shall be decided by the vote of a majority of the directors present at the meeting, a quorum being present.


               Section 10.    Executive and Other Committees.  The Board of
                              ------------------------------

Directors by resolution adopted by a majority of the entire Board, may designate from among its members three or more directors to constitute an Executive

Committee, who shall serve during the pleasure of the Board of Directors.

Except as otherwise provided by law, by these by-laws, or by resolution adopted by a majority of the entire Board of Directors, the Executive Committee shall possess and may exercise during the intervals between the meetings of the directors all of the powers of the Board of Directors in the management of the business affairs and property of the Corporation, including, without limitation,

the power to cause the seal of the Corporation to be affixed to all papers that may require it.


               The Executive Committee may choose its own Chairman and its

Secretary and may adopt rules for its procedure.  The Executive Committee shall keep a record of its acts and proceedings and report the same from time to time to the Board of Directors.


               Meetings of the Executive Committee may be called by the Chairman of the Committee and shall be called by him at the request of any member of the

Executive Committee; if there shall be no chairman, meetings may be called by any member of the Executive Committee.  Notice of each meeting of the Executive

Committee shall be sent to each member of the Executive Committee by mail at least two days before the meeting is to be held, or if given by the Chairman,

may be given personally or by telegraph or telephone at least one day before the day on which the meeting is to be held.  Notice of any meeting may be waived



























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before, at or after the meeting, and shall be deemed waived if the director attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him.


               A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at the meeting at which a quorum is present shall be the act of the Executive

Committee.


               Any member of the Executive Committee may be removed, with or without cause, at any time, by the Board of Directors.


               Any vacancy in the Executive Committee shall be filled by the

Board of Directors.


               The Board of Directors may, by resolution adopted by a majority of the entire Board, provide for such other standing or special committees as it deems desirable and discontinue the same at its pleasure.  Each committee shall have such powers and perform such duties, not inconsistent with law, as may be assigned to it by the Board of Directors.


                                   ARTICLE III

                                    Officers
                                    --------

               Section 1.     General.  The Board of Directors shall elect the
                              -------

officers of the Corporation, which shall include a Chairman of the Board, a

President, a Secretary and a Treasurer and such other or additional officers

(including, without limitation, one or more Vice-Chairmen of the Board, Vice-

Presidents, Assistant Vice-Presidents, Assistant Secretaries and Assistant

Treasurers) as the Board of Directors may designate.



























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               Section 2.     Term of Office; Removal and Vacancy.  Each officer
                              -----------------------------------

shall hold his office until his successor is elected and qualified or until his earlier resignation or removal.  Any officer or agent shall be subject to removal with or without cause at any time by the Board of Directors.  Vacancies in any office, whether occurring by death, resignation, removal or otherwise,

may be filled by the Board of Directors.


               Section 3.     Powers and Duties.  Each of the officers of the
                              -----------------

Corporation including, but not limited to the Chairman of the Board shall,

unless otherwise ordered by the Board of Directors, have such powers and duties as generally pertain to his respective office as well as such powers and duties as from time to time may be conferred upon him by the Board of Directors.

Unless otherwise ordered by the Board of Directors after the adoption of these

By-Laws, the Chairman of the Board, or, when the office of Chairman of the Board is vacant, the President, shall be the chief executive officer of the

Corporation.


               Section 4.     Power to Vote Stock.  Unless otherwise ordered by
                              -------------------

the Board of Directors, the Chairman of the Board and the President each shall have full power and authority on behalf of the Corporation to attend and to vote at any meeting of stockholders of any Corporation in which this Corporation may hold stock, and may exercise on behalf of this Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting and shall have power and authority to execute and deliver proxies, waivers and consents on behalf of the Corporation in connection with the exercise by the

Corporation of the rights and powers incident to the ownership of such stock.

The Board of Directors, from time to time, may confer like powers upon any other person or persons.
























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                                   ARTICLE IV

                                  Capital Stock
                                  -------------


               Section 1.     Certificates of Stock.  Certificates for stock of
                              ---------------------

the Corporation shall be in such form as the Board of Directors may from time to time prescribe and shall be signed by the Chairman of the Board or a Vice

Chairman of the Board or the President or a Vice-President and by the Treasurer

or an Assistant Treasurer or the Secretary or an Assistant Secretary.


               Section 2.     Transfer of Stock.  Shares of capital stock of the
                              -----------------

Corporation shall be transferable on the books of the Corporation only by the holder of record thereof, in person or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, and with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the Corporation or its agents may require.


               Section 3.     Ownership of Stock.  The Corporation shall be
                              ------------------

entitled to treat the holder of record of any share or shares of stock as the owner thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

































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                                    ARTICLE V

                                  Miscellaneous
                                  -------------


               Section 1.     Corporate Seal.  The seal of the Corporation shall
                              --------------

be circular in form and shall contain the name of the Corporation and the year and State of incorporation.


               Section 2.     Fiscal Year.  The fiscal year of the Corporation
                              -----------

shall end on the Saturday closest to January 31.


                                   ARTICLE VI

                                    Amendment
                                    ---------

               The Board of Directors shall have the power to make, alter or repeal the By-Laws of the Corporation subject to the power of the stockholders to alter or repeal the By-Laws made or altered by the Board of Directors.


                                   ARTICLE VII

                                 Indemnification
                                 ---------------


               The Corporation may indemnify any director, officer, employee or agent of the Corporation to the full extent permitted by law.